UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2015

Global Indemnity plc

(Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25/28 North Wall Quay Dublin 1 Ireland	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +(353) (0) 1 618 0517

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Amendment No. 2 on Form 8-K/A (“Amendment No. 2”) amends the Current Report on Form 8-K of Global Indemnity plc (the “Company” or “Global Indemnity”) dated January 1, 2015 and filed with the Securities and Exchange Commission (“SEC”) on January 5, 2015 related to the acquisition of American Reliable Insurance Company (“American Reliable”) by Global Indemnity Group, Inc., a subsidiary of Global Indemnity plc, as amended by the Current Report on Form 8-K/A filed with the SEC on March 16, 2015.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The historical audited financial statements of American Reliable as of, and for the twelve months ended, December 31, 2014, are filed as Exhibit 99.1 to Amendment No. 2 and incorporated herein by this reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined statement of operations giving effect to the acquisition of American Reliable for the period ended December 31, 2014 is filed as Exhibit 99.2 to this Amendment No. 2 and incorporated herein by this reference. The acquisition of American Reliable was consummated on January 1, 2015 and, as a result, the acquisition is reflected in the Company’s unaudited consolidated balance sheet as of March 31, 2015 included in the Company’s Quarterly Report on Form 10-Q for such period. As such, an unaudited pro forma combined condensed balance sheet is not required.

The pro forma financial information filed herewith gives effect to certain pro forma events related to the acquisition of American Reliable. The pro forma information does not purport to project the future financial position or operating results of the combined post-acquisition company.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Historical audited financial statements of American Reliable as of, and for the twelve months ended, December 31, 2014

99.2	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDEMNITY PLC

Date: July 2, 2015	By:	/s/ Thomas M. McGeehan

		Name:	Thomas M. McGeehan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Historical audited financial statements of American Reliable as of, and for the twelve months ended, December 31, 2014

99.2	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014

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